Exhibit 23.4

July 22, 2014

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Amendment No. 1 to Form S-4) and to the incorporation by reference therein of our report dated March 13, 2013 with respect to the consolidated financial statements of Technolas Perfect Vision GmbH, included in Valeant Pharmaceuticals International, Inc.’s amended Current Report on Form 8-K/A dated October 21, 2013, filed with the Securties and Exchange Commission.

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft Munich

/s/ Ralf Räpple Wirtschaftsprüfer [German Public Auditor]	/s/ Dieter Berger Wirtschaftsprüfer [German Public Auditor]